Exhibit 24

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel Hoyng, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) of and supplements to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed by the following persons in the capacities indicated on the 27th day of March, 2002.

SIGNATURE                               TITLE
---------                               -----

/s/ Daniel Hoyng                        Chief Executive
--------------------------              Officer, Chairman
Daniel Hoyng                            and Director

/s/ Ernest Zavoral                      President
--------------------------              and Director
Ernest Zavoral

/s/ Clinton Smith                       Director
-------------------------
Clinton Smith

/s/ Marek Lozowicki                     Vice President, Secretary
--------------------------              and Treasurer
Marek Lozowicki